EX-99.1

Audited Financial Statements for the year ended February 28, 1997, together with report of independent accountants

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA


                         REPORT OF INDEPENDENT AUDITORS


To the Stockholders of Physicians Clinical Laboratory, Inc.:

We have audited the accompanying balance sheet of Physicians Clinical Laboratory, Inc. (a Delaware corporation) as of February 28, 1997, and the related statements of operations, changes in stockholders' deficit and cash flows for the year ended February 28, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Physicians Clinical Laboratory, Inc. as of February 28, 1997, and the results of its operations and its cash flows for the year ended February 28, 1997 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1.
The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index of financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. The schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements as a whole.

As discussed in Note 3 to the combined financial statements, effective March 1, 1996, Physicians Clinical Laboratory, Inc. adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."


Ernst & Young LLP
Sacramento, California
May 9, 1997

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders of Physicians Clinical Laboratory, Inc.:

We have audited the accompanying balance sheet of Physicians Clinical Laboratory, Inc. (a Delaware corporation) as of February 29, 1996, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the two years in the period ended February 29, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Physicians Clinical Laboratory, Inc. as of February 29, 1996, and the results of its operations and its cash flows for each of the two years in the period ended February 29, 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has experienced a significant decline in operating income margins, a substantial net loss on operations, a negative operating cash flow, a negative working capital position and is in default under the terms of substantially all of its loan agreements. As a result, the lenders have the right to demand immediate payment of approximately $123.2 million of indebtedness and to foreclose on the Company's assets. The Company does not have sufficient resources to repay the indebtedness and has engaged an adviser to seek a proposed restructuring of the Company's indebtedness. All of these factors and others discussed in Notes 1 and 2 raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index of financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. The schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements as a whole.

Arthur Andersen LLP
Sacramento, California
June 28, 1996

                      PHYSICIANS CLINICAL LABORATORY, INC.

                             (DEBTOR-IN-POSSESSION)

                          CONSOLIDATED BALANCE SHEETS

                     AS OF FEBRUARY 29 (28), 1996 AND 1997

                                                                     February 29,    February 28,
                              Assets                                      1996           1997
----------------------------------------------------------------     -----------     -----------
 CURRENT ASSETS:

   Cash                                                              $   391,815     $   500,516
   Trade accounts receivable --

     Third parties                                                    17,948,681      18,998,025
     Related parties                                                     476,923         322,964
                                                                     -----------     -----------

       Total accounts receivable                                      18,425,604      19,320,989

   Less -- Allowance for doubtful accounts                             4,632,000       9,729,785
                                                                     -----------     -----------
     Net accounts receivable                                          13,793,604       9,591,204

   Notes receivable -- current                                           350,000         361,650

   Supplies inventory                                                  1,370,742       1,534,592
   Prepaid costs and other assets                                        618,287       1,501,298
                                                                     -----------     -----------

     Total current assets                                             16,524,448      13,489,260
 EQUIPMENT AND LEASEHOLD IMPROVEMENTS, less accumulated
 depreciation and amortization of $19,196,157 and $23,238,541,
 respectively                                                         16,929,581      11,595,900

 INTANGIBLE ASSETS:

 Leasehold interest, less accumulated amortization of $1,452,045       1,525,704              --
 Customer lists, less accumulated amortization of $5,104,303          22,278,986              --

 Covenants not to compete, less accumulated amortization of
 $ 3,482,760                                                           2,140,231              --
 Goodwill, less accumulated amortization of $6,692,555                31,525,140              --
                                                                     -----------     -----------

     Total net intangible assets                                      57,470,061              --

 OTHER LONG-TERM ASSETS                                                  488,289         686,855
                                                                     -----------     -----------
     Total assets                                                    $91,412,379     $25,772,015
                                                                     ===========     ===========




        The accompanying notes are an integral part of these statements.

                      PHYSICIANS CLINICAL LABORATORY, INC.

                             (DEBTOR-IN-POSSESSION)

                          CONSOLIDATED BALANCE SHEETS

                     AS OF FEBRUARY 29 (28), 1996 AND 1997


                                                                     February 29,        February 28,
               Liabilities and Stockholders' Equity                      1996                1997
----------------------------------------------------------------     -----------         -----------
 CURRENT LIABILITIES:

  Current installments of long-term debt                            $ 123,880,031      $     283,687
  Note payable to related party                                                --          5,000,000

  Line of credit ($4,556,818 available to be drawn)                            --          5,243,182
  Accounts payable                                                     12,185,439          1,237,338

  Accrued payroll                                                       1,954,271          1,857,352

  Accrued paid time-off                                                 1,255,634            170,201

  Accrued interest                                                      8,544,639          5,121,598

  Other accrued expenses                                                4,635,019          1,708,074
                                                                    -------------      -------------
    Total current liabilities                                         152,455,033         20,621,432

LONG-TERM DEBT, less current installments                                 955,393            631,309

OTHER LONG-TERM LIABILITIES                                             2,614,537                 --
LIABILITIES SUBJECT TO COMPROMISE (Note 3)                                     --        167,776,289
                                                                    -------------      -------------

    Total liabilities                                                 156,024,963        189,029,030

COMMITMENTS AND CONTINGENCIES (Notes 2, 5, 8 and 14)
STOCKHOLDERS' DEFICIT

Preferred stock, par value $0.01 per share -- 20,000,000 shares
  authorized; none issued or outstanding                                       --                 --
Common stock, par value $0.01 per share -- 30,000,000 shares authorized; 6,033,087 and 6,071,419 shares issued and
  outstanding as of February 29 (28), 1996 and 1997,
  respectively                                                             60,331             60,714

Additional paid-in capital                                             15,536,906         15,570,802

Retained deficit                                                      (80,209,821)      (178,888,531)
                                                                    -------------      -------------
    Total stockholders' deficit                                       (64,612,584)      (163,257,015)
                                                                    -------------      -------------
    Total liabilities and stockholders' deficit                     $  91,412,379      $  25,772,015
                                                                    =============      =============





        The accompanying notes are an integral part of these statements.

                      PHYSICIANS CLINICAL LABORATORY, INC.

                             (DEBTOR-IN-POSSESSION)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

           FOR THE YEARS ENDED FEBRUARY 28 (29), 1995, 1996 AND 1997

                                                                           Year Ended February 28 (29),
                                                             --------------------------------------------------
                                                                 1995               1996               1997
                                                             -------------      ------------      -------------
NET REVENUE
  Net revenue from third parties                             $ 107,565,433      $ 86,828,901      $  60,422,858

  Net revenue from related parties                               3,546,012         3,562,950          2,407,989
                                                             -------------      ------------      -------------
    Total net revenue                                          111,111,445        90,391,851         62,830,847
DIRECT LABORATORY COSTS                                         35,335,270        31,881,339         23,117,090
                                                             -------------      ------------      -------------

      Gross profit                                              75,776,175        58,510,512         39,713,757
LABORATORY SUPPORT COSTS                                        24,741,263        26,509,055         20,013,962
                                                             -------------      ------------      -------------
      Laboratory profit                                         51,034,912        32,001,457         19,699,795

SELLING, GENERAL AND ADMINISTRATIVE                             26,626,847        27,739,434         24,880,448
PROVISION FOR DOUBTFUL ACCOUNTS (NOTE 3)                         4,318,516        30,538,625          8,843,252

DEPRECIATION, AMORTIZATION AND WRITE DOWN OF INTANGIBLES
(NOTE 3)                                                         9,881,687        36,326,689         69,070,097

CREDIT RESTRUCTURING COSTS                                              --         4,903,436                 --
REORGANIZATION CHARGES                                                  --                --          1,558,820

NONRECURRING ACQUISITION INTEGRATION
  EXPENSE                                                        9,250,188                --                 --
                                                             -------------      ------------      -------------
    Operating income (loss)                                        957,674       (67,506,727)       (84,652,822)

INTEREST EXPENSE                                                (9,012,583)      (12,898,919)       (15,838,895)

INTEREST INCOME                                                     88,269            61,285             21,855
NONOPERATING INCOME (EXPENSE), net                                 181,291          (383,375)        (1,708,848)
                                                             -------------      ------------      -------------
    Loss before benefit for income taxes                        (7,785,349)      (80,727,736)      (102,178,710)
BENEFIT FOR INCOME TAXES                                         2,189,112         1,543,250                 --
                                                             -------------      ------------      -------------

    Loss before extraordinary gain                              (5,596,237)      (79,184,486)      (102,178,710)
                                                             -------------      ------------      -------------
EXTRAORDINARY GAIN ON EXTINGUISHMENT
  OF DEBT, net of taxes of $0                                           --                --          3,500,000
                                                             -------------      ------------      -------------
NET LOSS                                                     $  (5,596,237)     $(79,184,486)     $ (98,678,710)
                                                             =============      ============      =============
LOSS BEFORE EXTRAORDINARY GAIN
  PER COMMON SHARE                                           $       (0.93)     $     (13.13)     $      (16.85)
                                                             =============      ============      =============
NET LOSS PER COMMON SHARE                                    $       (0.93)     $     (13.13)     $      (16.28)
                                                             =============      ============      =============
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING                                                    6,013,000         6,030,000          6,063,000
                                                             =============      ============      =============




        The accompanying notes are an integral part of these statements.

                      PHYSICIANS CLINICAL LABORATORY, INC.

                             (DEBTOR-IN-POSSESSION)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

           FOR THE YEARS ENDED FEBRUARY 28 (29), 1995, 1996 AND 1997


                                                           Year Ended February 28 (29),
                                                ------------------------------------------------
                                                    1995               1996              1997
                                                ------------      ------------      ------------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Net loss                                      $ (5,596,237)     $(79,184,486)     $(98,678,710)


  Adjustments to reconcile net income to
    net cash provided by operating
    activities --

  Depreciation, amortization and write down
    of intangible assets                           9,881,687        36,326,689        69,070,097

  Provision for doubtful accounts                  4,318,516        30,538,625         8,843,252

  Credit Restructuring Costs                              --         3,118,592                --

  Net change in income tax refund
    receivable                                    (5,181,785)        5,181,785                --

  Net changes in operating assets and
    liabilities                                   (4,322,761)        1,487,822        19,626,940
                                                ------------      ------------      ------------
    Net cash used in operating activities           (900,580)       (2,530,973)       (1,138,421)
                                                ------------      ------------      ------------

CASH FLOWS FROM INVESTING
  ACTIVITIES:

  Increase of intangible assets in
    connection with acquisitions                  (2,739,413)               --        (1,632,968)

  Purchase of Damon net of cash acquired         (58,111,866)               --                --

  Net acquisitions and disposals of equipment
    and leasehold improvements                    (8,989,249)       (1,963,463)          366,613
                                                ------------      ------------      ------------

    Net cash used in investing activities        (69,840,528)       (1,963,463)       (1,266,355)
                                                ------------      ------------      ------------
CASH FLOWS FROM FINANCING
  ACTIVITIES:

  Borrowings of long-term debt                    83,438,587         6,266,763         5,443,182
  Payments of principal on long-term debt--

    Third parties                                (13,934,416)       (1,586,407)          536,016

  Gain on extinguishment of debt                          --                --        (3,500,000)
  Proceeds from exercise of stock options             41,250                --                --

  Proceeds from sale of capital stock                111,224            23,999            34,279
                                                ------------      ------------      ------------
    Net cash provided by financing activities     69,656,645         4,704,355         2,513,477
                                                ------------      ------------      ------------
    Net increase (decrease) in cash
      and cash equivalents                        (1,084,463)          209,919           108,701

CASH AND CASH EQUIVALENTS,
  beginning of year                                1,266,359           181,896           391,815
                                                ------------      ------------      ------------
CASH AND CASH EQUIVALENTS,
  end of year                                   $    181,896      $    391,815      $    500,516
                                                ============      ============      ============




        The accompanying notes are an integral part of these statements.

                      PHYSICIANS CLINICAL LABORATORY, INC.

                             (DEBTOR-IN-POSSESSION)

            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

           FOR THE YEARS ENDED FEBRUARY 28 (29), 1995, 1996 AND 1997




                                               Common          Common         Additional           Retained
                                            Stock Shares    Stock Amount    Paid-In Capital   Earnings (Deficit)
                                            ------------    ------------    ---------------   ------------------
BALANCE AT MARCH 1, 1994                       6,006,606     $    60,066     $ 15,360,704      $   4,570,902

  Net loss                                            --              --               --         (5,596,237)

  Proceeds from exercise of stock options          7,500              75           41,175                 --

  Proceeds from sale of capital stock             13,603             136          111,082                 --
                                               ---------     -----------     ------------      -------------
BALANCE AT FEBRUARY 28, 1995                   6,027,709     $    60,277     $ 15,512,961      $  (1,025,335)

  Net loss                                            --              --               --        (79,184,486)

  Proceeds from sale of capital stock              5,378              54           23,945                 --
                                               ---------     -----------     ------------      -------------
BALANCE AT FEBRUARY 29, 1996                   6,033,087     $    60,331     $ 15,536,906      $ (80,209,821)
                                               ---------     -----------     ------------      -------------
  Net loss                                            --              --               --        (98,678,710)

  Proceeds from sale of capital stock             38,332             383           33,896                 --
                                               ---------     -----------     ------------      -------------
BALANCE AT FEBRUARY 28, 1997                   6,071,419     $    60,714     $ 15,570,802      $(178,888,531)
                                               =========     ===========     ============      =============



        The accompanying notes are an integral part of these statements.

                      PHYSICIANS CLINICAL LABORATORY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)  BUSINESS AND OPERATIONS:

         Physicians Clinical Laboratory, Inc. ("PCL" or the "Company") provides clinical laboratory services in the State of California. The Company is a "hybrid" among clinical laboratory companies in that it serves both as a traditional reference laboratory for office based physician-clients and as an independent clinical laboratory for regional acute care hospitals. PCL operates within the health care industry which is undergoing significant changes such as managed care (including capitated payment arrangements), proposed federal and state health care reform measures, third party payor reimbursement decreases (including Medicare, MediCal and private insurance), industry consolidation and increasing regulation of laboratory operations.

         On November 8, 1996, the Company filed a petition for relief under Chapter 11 of the Federal Bankruptcy Laws in the United States Bankruptcy Court. Under Chapter 11, certain claims against the Company in existence prior to the filing of the petition for relief under the Federal Bankruptcy Laws are stayed while the Company continues business operations as debtor-in-possession. These claims are reflected in the balance sheets as "liabilities subject to compromise" (Note 3). Additional claims ("liabilities subject to compromise") may arise subsequent to the filing date resulting from rejection of executory contracts, including leases, and from the determination by the court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts. Claims secured against the Company's assets ("secured claims") also are stayed, although the holders of such claims have the right to move the court for relief from the stay. Secured claims are secured primarily by liens on the Company's assets. Liabilities not subject to compromise reported in the accompanying balance sheets will be continuing obligations of the Company subsequent to the Company's emergence from bankruptcy.

         The Company received approval from the Bankruptcy Court to pay or otherwise honor certain of its prepetition obligations, including employee wages. Credit arrangements entered into subsequent to the Chapter 11 filings are described in Note 2.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Recurring losses, an accumulated deficit and lack of liquidity caused the Company to seek protection under the Federal Bankruptcy Laws in 1996. Management's Plan of Reorganization has been effectuated, as described in Note 2. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(2)  PLAN OF REORGANIZATION:

On April 18, 1997 the Bankruptcy Court confirmed the Company's Plan of Reorganization (Plan). Before the Company can emerge from bankruptcy (Effective
Date) certain conditions of the Plan must be met. The Plan is the result of extensive negotiations, both prior to and during the pendency of the Company's Chapter 11 cases among the Company, the Senior Lenders, certain of the Company's Subordinated Debenture holders, the Creditors' Committee and other parties-in-interest. The Plan reflects the results of negotiations with Nu-Tech Bio-Med, Inc. ("Nu-Tech"), which resulted in Nu-Tech's commitment to invest $14.8 million into the Company in return for the majority of the reorganized Company's common stock.

The confirmed Plan provides for the following:

         - Nu-Tech to receive 35.6% of the reorganized Company's common stock in exchange for its holdings of senior secured debt.

                      PHYSICIANS CLINICAL LABORATORY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



         - Nu-Tech to receive 17% of the reorganized Company's common stock as a result of the purchase of Medical Science Institute
                 (MSI) by the Company from Nu-Tech (see Note 15).

         - Senior Lenders to receive $55 million in new senior secured promissory notes and 38.1% of the reorganized Company's common stock.

         - The holders of the Company's Subordinated Debentures to receive 9.3% of the reorganized Company's common stock.

         - The Company's general unsecured claims to receive a pro rata share of (i) $2.45 million in cash and (ii) a $400,000 noninterest-bearing note due one year after the Effective Date.

         - The Company's existing shareholders to receive warrants to purchase up to 5% of the shares of the reorganized Company's common stock at a price of $13.30 per share.

ADMINISTRATIVE CLAIMS

On the Effective Date, each holder of an Allowed Administrative Claim shall receive Cash equal to the amount of such Allowed Administrative Claim, unless the holder and Company agree to other terms or a Final Order of the Bankruptcy Court provides for other terms. However, Allowed Administrative Claims representing obligations incurred in the ordinary course of business or otherwise assumed by the Company pursuant to the Plan (including Administrative Claims of governmental units for taxes) shall be assumed on the Effective Date and paid, performed or settled by the reorganized Company when due in accordance with the terms and conditions of the particular agreements governing the obligations.

Priority Tax Claims

Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the holder of a Priority Tax Claim and the Company or the reorganized Company, each holder of a Priority Tax Claim will receive in full satisfaction of such Claim, deferred cash payments over a period not exceeding six years from the date of assessment of such Claim. Payments will be made in equal quarterly installments of principal, plus simple interest accruing from the Effective Date at 8% per annum on the unpaid portion of each Priority Tax Claim.

Unless otherwise agreed by the holder of a Priority Tax Claim and the Company or the reorganized Company, the first payment will be payable one year after the Effective Date or, if the Priority Tax Claim is not allowed within one year after the Effective Date, the first day of the quarter following the date on which (a) an order allowing such Claim becomes a Final Order or (b) a Stipulation regarding the Amount and Nature of Claim is executed by the reorganized Company and the Claim holder.

Debtor-in-Possession (DIP) Financing Facility Claims

Immediately prior to the Effective Date, provided that no unwaived events of default exist under the DIP Financing Facility, any amount available under the DIP Financing Facility shall be borrowed by the Company so that the total outstanding principal balance thereunder is $9,800,000. On the Effective Date, all amounts owing under the DIP Financing Facility shall be forgiven without any payment by the Company or further action by any party.

Quarterly Fees to U.S. Trustee

The reorganized Company shall pay all quarterly fees payable to the U.S. Trustee's Office for the Company after Confirmation, consistent with applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

                      PHYSICIANS CLINICAL LABORATORY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





CLASSIFIED CLAIMS AND INTERESTS

All Claims and Interest, except Administrative Claims and Priority Tax Claims, are placed in the Classes described below.

Each Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any remainder of the Claim or Interest qualifies within the description of other Classes. A Claim or Interest is also classified in a particular Class only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied prior to the Effective Date.

CLASS 1 - PRIORITY CLAIMS

Classification:  Class 1 consists of all Priority Claims against the Company.

Treatment: On the Effective Date, each holder of an Allowed Class 1 claim shall receive Cash equal to the amount of the Claim, unless the holder and the reorganized Company agree to a different treatment. Any Allowed Class 1 Claim not due and owing on the Effective Date will be paid in full in Cash by the reorganized Company when such Claim becomes due.

CLASS 2 - SENIOR DEBT CLAIMS

Classification:  Class 2 consists of all Senior Debt Claims against the
Company.

Treatment: On the Effective Date, the existing lender agreements shall automatically be terminated without further action by any party and shall no longer be of any force or effect. Each holder of an allowed Senior Debt claim shall receive, on or as soon as practicable after the Effective Date, its Pro Rata Share of 952,000 shares of New Common Stock, which constitutes 38.1% of the amount of New Common Stock to be issued and outstanding on the Effective Date and the $55 million of New Senior Notes.

CLASS 3 - NU-TECH SENIOR DEBT CLAIMS

Classification:  Class 3 consists of all Nu-Tech Senior Debt Claims.

Treatment: On the Effective Date, the existing lender agreements shall automatically be terminated without further action by any party and shall no longer be of any force or effect. Nu-Tech shall receive, on or as soon as practicable after the Effective Date, 890,000 shares of New Common Stock, which constitutes 35.6% of the amount of New Common Stock to be issued and outstanding on the Effective Date.

CLASS 4 - OTHER SECURED CLAIMS

Classification:  Class 4 consists of all Other Secured Claims against the
Company.

Treatment: On the Effective Date, at the option of the reorganized Company, each Allowed Class 4 Claim shall be treated pursuant to either (i) or (ii) below:

         (i) the reorganized Company may transfer the property securing the Claim to the holder of the Claim, in full satisfaction of the Claim; or

                      PHYSICIANS CLINICAL LABORATORY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



         (ii) the Claim may be Reinstated as follows: (A) any default, other than a default of a kind specified in section 365(b)(2) of Bankruptcy Code, shall be cured; (B) the maturity of the Claim shall be reinstated as the maturity existed before any default; (C) the holder of the Claim shall be compensated for any damages incurred as a result of any reasonable reliance by the holder on any contractual provision that entitled the holder to demand or receive accelerated payment of the Claim; and (D) the other legal, equitable or contractual rights to which the claim entitles the holder shall not otherwise be altered.

CLASS 5 - UNSECURED CLAIMS

Classification: Class 5 consists of all Unsecured Claims against the Company, including the CEO Claims.

Treatment: On the Effective Date, the Company will deliver to the Third-Party Disbursing Agent, to be held in the Class 5 Disbursement Account for the benefit of holders of Allowed Class 5 Claims, $2.45 million in Cash and a New Unsecured Note in the amount of $400,000. Each holder of an Allowed Class 5 Claim, in full and final satisfaction of such Allowed Claim, shall receive its Pro Rata share of the assets held in the Class 5 Disbursement Account in accordance with the provisions of the Plan.

CLASS 6 - OLD SUBORDINATED DEBENTURE CLAIMS

Classification: Class 6 consists of all Old Subordinated Debenture Claims against the Company.

Treatment: On the Effective Date, the Old Indenture and the Old Subordinated Debentures shall be automatically terminated without further action by any party and shall no longer be of any force and effect. Each holder of an Allowed Old Subordinated Debenture Claim, in full and final satisfaction of such Allowed Claim, shall receive, on or as soon as practicable after the Effective Date, its Pro Rata Share of 232,500 shares of New Common Stock, which constitutes 9.3% of the amount of New Common Stock to be issued and outstanding on the Effective Date.

CLASS 7 - INTERESTS OF HOLDERS OF OLD COMMON STOCK IN PCL

Classification: Class 7 consists of the interests of holders of Old Common Stock in PCL.

Treatment: Each holder of an Allowed Class 7 interest shall receive, in full and final satisfaction of such Interest, its Pro Rata Share of the New Warrants issued pursuant to the New Warrant Agreement. The New Warrants will allow existing shareholders to purchase up to 5% of the shares of the Reorganized Company's common stock at a price of $13.30 per share.

CLASS 8 - INTERESTS OF HOLDERS OF INTERESTS IN SUBSIDIARIES

Classification:  Class 8 consists of the Interests of the Subsidiary Debtors.

Treatment: In full and final satisfaction of the Allowed Class 8 Interests, the Company shall retain its Interests in each of the Subsidiary Debtors. Each Subsidiary Debtor shall be merged into the Reorganized Company on the Effective Date.

CLASS 9 - INTERESTS OF HOLDERS OF OLD STOCK OPTIONS AND OLD WARRANTS

Classification: Class 9 consists of the Interests of the holders of Old Stock Options and Old Warrants.

Treatment: The holders of Class 9 Interests shall not receive or retain any property under the Plan on account of such Interests.

                      PHYSICIANS CLINICAL LABORATORY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(3)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CONSOLIDATION--

The accompanying consolidated financial statements include the accounts of Physicians Clinical Laboratory, Inc. and its subsidiaries (Physicians Clinical Laboratory, Inc. and its subsidiaries are collectively referred to hereinafter as the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

CASH EQUIVALENTS--

Cash and cash equivalents include cash in bank and on hand and liquid investments with original maturities of three months or less.

SUPPLIES INVENTORY--

Supplies inventory is stated at cost, which approximates market value, on a first-in, first-out (FIFO) basis. Supplies inventory consists primarily of laboratory supplies.

EQUIPMENT AND LEASEHOLD IMPROVEMENTS--

Equipment and leasehold improvements are carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, except for leasehold improvements which are being amortized over the life of the lease. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is recognized in operations for the period. The cost of maintenance and repairs is charged to income as incurred, significant renewals and betterments are capitalized.

                      PHYSICIANS CLINICAL LABORATORY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The estimated useful lives of the equipment and leasehold improvements are as follows:

                                                        Estimated
                                                      Useful Lives
                                                      ------------
               Leasehold improvements                  5-12 years

               Laboratory equipment                    5-20 years
               Computer equipment                      5-12 years

               Furniture and fixtures                  5-12 years
               Automobiles                              1-5 years


INTANGIBLE ASSETS--

All amortization is calculated using the straight-line method over the following lives:

                                                            Life
                                                     -----------------
               Customer list                              19 years
               Covenant not to compete               Life of Agreement

               Goodwill                                   19 years
               Leasehold interest                      Life of Lease

Prior to fiscal 1995, the Company used a 36 year amortization life for goodwill. Effective March 1, 1994, the Company adopted a goodwill life of 19 years due to the rapid changes occurring in the healthcare industry. The 19 years has also been applied on a remaining life basis for goodwill relating to acquisitions made prior to March 1, 1994. The effect of reducing the life to 19 years was to increase amortization expense for fiscal 1995 by approximately $1,300,000.

Subsequent to its acquisitions, the Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of goodwill may warrant revision or that the remaining balance of goodwill may not be recoverable. When factors indicate that goodwill should be evaluated for possible impairment, the Company uses an estimate of the related business segment's enterprise value and deducts the fair value of all tangible and intangible assets to arrive at the recoverable value of goodwill. Using this approach, the Company recorded a write-down of $25,000,000 to intangible assets which was allocated to Goodwill as of February 29, 1996. The amount of the write-down was based upon a Board-approved restructuring plan prepared by investment bankers engaged to assist and advise the Company on a proposed restructuring of the Company's indebtedness.

During 1997, the Company continued to experience customer losses, significant reduction in third party reimbursements and other changes in the health care industry having adverse effects on the Company's operations. These factors have resulted in significant cash flow deficits and continued operating losses. As a result, management has reevaluated the recoverability of goodwill and other intangible assets and concluded they have no continuing value. Accordingly, the Company has recorded a $59.4 million write-off of those assets.

                      PHYSICIANS CLINICAL LABORATORY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Amortization expense less the write-down of intangibles, for leasehold interest was $277,189, $257,983 and $250,813, covenants not to compete, $1,114,835,
$1,070,242 and $1,027,598, goodwill, $2,765,197, $3,367,445 and $2,011,458, and customer lists $1,410,399, $1,431,449 and $1,441,226 in fiscal 1995, 1996 and
1997, respectively.

DEBT ISSUANCE COSTS--

Costs incurred in connection with the issuance of the convertible subordinated debentures, notes payable to banks and lines of credit are deferred and amortized over the life of the related debt using an effective interest rate method. During fiscal year 1996, the debt issuance costs related to the bank debt and the Convertible Subordinated Debentures was expensed due to defaults with covenants in the lending agreement and the Indenture. The amounts were $1,450,140 and $1,668,466, respectively and are included in credit restructuring costs in the Statement of Operations.

EARNINGS PER SHARE --

Weighted average shares outstanding include common stock equivalents computed using the treasury stock method except for periods in which their inclusion would be anti-dilutive. It is probable that the Plan of Reorganization will require the issuance of common stock or common stock equivalents, thereby diluting current equity interests.

LIABILITIES SUBJECT TO COMPROMISE --

Liabilities subject to compromise consist of the following:

                                                  February 28, 1997
                                                  -----------------
           Long-term debt                              $121,984,291
           Accounts payable                              15,737,121

           Accrued paid time-off                          1,123,185

           Accrued interest                              18,993,764
           Other accrued expenses                         9,937,928
                                                  -----------------
           Total liabilities subject to compromise     $167,776,289
                                                  =================

REORGANIZATION CHARGES--

Reorganization charges consist primarily of professional fees incurred as part of the Chapter 11 bankruptcy.

                      PHYSICIANS CLINICAL LABORATORY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DIRECT LABORATORY AND LABORATORY SUPPORT COSTS--

Direct laboratory costs consist of labor costs, supplies expense, reference and pathology fees, utilities and other expenses. Included in reference and pathology fees are charges from related parties of $362,851, $391,926 and $326,920 for the years ended February 28 (29), 1995, 1996 and 1997, respectively.

Laboratory support costs consist of patient service center costs, courier costs, laboratory administration expenses, customer service costs, materials management costs and management service charges from related parties. Management service charges from related parties were $876,004, $868,338 and $405,419 for the years ended February 28 (29), 1995, 1996 and 1997, respectively.

                      PHYSICIANS CLINICAL LABORATORY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

REPAIRS AND MAINTENANCE EXPENSE--

Repairs and maintenance expense was $1,140,424, $1,174,077 and $908,795 in fiscal 1995, 1996 and 1997, respectively.

INCOME TAXES--

The provision for income taxes and related tax assets and liabilities have been computed in accordance with SFAS No. 109, "Accounting for Income Taxes."

STATEMENTS OF CASH FLOWS--

Net changes in operating assets and liabilities consist of the following:

                                                             Year Ended February 28 (29),
                                                   -----------------------------------------------
                                                       1995              1996             1997
                                                   ------------      -----------      ------------
Increase in accounts receivable                    $(12,402,033)     $(9,917,080)     $ (4,640,852)
Net (increase) decrease in supplies
    inventory, prepaid costs, deposits and
    other assets                                       (952,735)       2,017,177        (1,257,077)

Increase in accounts payable and accrued
     expenses                                         9,032,007        9,387,725        25,524,869
                                                   ------------      -----------      ------------
Net change in operating assets and liabilities     $ (4,322,761)     $ 1,487,822      $ 19,626,940
                                                   ============      ===========      ============



 Supplemental disclosure of cash flow information is as follows:

                                                      Year Ended February 28 (29),
                                                ----------------------------------------
                                                    1995           1996           1997
                                                ----------     ----------     ----------
 Cash paid for interest--

    Third parties                               $8,199,578     $4,400,969     $   26,277

                      PHYSICIANS CLINICAL LABORATORY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Non-cash transactions consist of the following:

                                                                       Year Ended February 28 (29),
                                                                 ----------------------------------------
                                                                   1995           1996            1997
                                                                 --------       --------       ----------
Gain on extinguishment of debt paid by a related party           $       --     $       --     $3,500,000
Note payable to related party resulting from MSI acquisition     $       --     $       --     $5,000,000

                      PHYSICIANS CLINICAL LABORATORY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

RECLASSIFICATIONS--

Certain reclassifications to prior years' financial statements have been made to conform to the 1997 presentation.

REVENUE RECOGNITION--

Revenues are recognized when services are performed. Revenues under capitated agreements are recognized monthly as earned. Expenses are accrued on a monthly basis as services are provided.

         Services under government programs represent approximately 29%, 30% and 33% of net revenue for the year ended February 28 (29), 1995, 1996 and 1997, respectively. The Company's primary concentration of credit risk is accounts receivable, which consist of amounts owed by various governmental agencies, insurance companies and private patients. Significant concentrations of gross accounts receivable at February 29 (28), 1996 and 1997, reside in receivables from governmental agencies of 48% and 52%, respectively.

         Due to the significant changes occurring in the health care industry related to managed care, billing system/process challenges and accounts receivable collection problems, it is reasonably possible that the Company's estimate of the net realizable value of accounts receivable will change in the near term. No estimate can be made of a range of amounts of loss that are reasonably possible.

         Services under government programs represent approximately 29%, 30% and 33% of net revenue for the year ended February 28 (29), 1995, 1996 and 1997, respectively. The Company's primary concentration of credit risk is accounts receivable, which consist of amounts owed by various governmental agencies, insurance companies and private patients. Significant concentrations of gross accounts receivable at February 28 (29), 1996 and 1997, reside in receivables from governmental agencies of 48% and 52%, respectively.

FAIR VALUES OF FINANCIAL INSTRUMENTS --

         The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate the value:

         NOTES RECEIVABLE

         The carrying amount approximates fair value.

                      PHYSICIANS CLINICAL LABORATORY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         It was not practicable to estimate the fair value of the Company's debt due to the debt being in default. See Note 1 and 5.

USE OF ESTIMATE IN THE PREPARATION
OF FINANCIAL STATEMENTS --

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENTS --

         In 1997, the Company adopted Statements of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." The pronouncement requires that assets to be held and used, and assets held for sale be reviewed for impairment. Any loss resulting from the impairment of such assets held and used is included as a component of continuing operations.

         Also in 1997, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation." In accordance with the provisions of the pronouncement, the Company elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its employee stock option plans.

         In February 1997, the Financial Accounting Standards Board issued
SFAS No. 128, "Earnings per Share," which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The Company has not yet determined what the impact of Statement 128 will be on the calculation of fully diluted earnings per share.

                      PHYSICIANS CLINICAL LABORATORY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(4) EQUIPMENT AND LEASEHOLD IMPROVEMENTS:

Equipment and leasehold improvements consist of the following:

                                         February 29, 1996
                                         -----------------
                                                Cost
                                            -----------
         Equipment                          $27,417,178

         Furniture and fixtures               2,614,725

         Leasehold improvements               6,093,835
                                            -----------
         Total                               36,125,738

         Less - Accumulated depreciation
           and amortization                  19,196,157
                                            -----------
         Net book value                      16,929,581
                                            ===========



                                         February 28, 1997
                                         -----------------
                                               Cost
                                            -----------
         Equipment                          $28,259,918

         Furniture and fixtures               2,194,510

         Leasehold improvements               4,380,013
                                            -----------
         Total                               34,834,441

         Less - Accumulated depreciation
           and amortization                  23,238,541
                                            -----------
         Net book value                      11,595,900
                                            ===========



Depreciation expense relating to equipment and leasehold improvements charged to operations was $9,881,687, $11,326,689 and $4,967,068 for fiscal years ended 1995, 1996 and 1997, respectively. As of February (29) 28, 1996 and 1997, respectively, the Company recorded a write down of $25,000,000 and $59,371,935 to intangible assets.

                      PHYSICIANS CLINICAL LABORATORY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(5) LONG-TERM DEBT:

Long-term debt consists of the following:

                                                                             February 29 (28),
                                                                     -----------------------------
                                                                         1996             1997
                                                                     ------------     ------------
Convertible subordinated debentures, currently in default, par value $1,000 per debenture, bearing interest at 7.5% due 2000
The debentures are convertible into shares of common stock at any time before maturity at a conversion price of $12.20 per
share                                                                $ 40,000,000     $ 40,000,000

Variable interest rate notes payable to banks, currently in
default, bearing interest at prime plus 3% plus 2% for penalties and interest; unpaid principal payments are bearing interest and penalties of prime plus 3% plus 2%, principal due in aggregate monthly and quarterly installments, with final payments due
March 2000, secured by all assets of the Company                       47,359,476       43,859,476

Various lines of credit, currently in default, which allow
aggregate borrowings up to $33,700,000 bearing interest at prime plus 3% plus 2% for penalties and interest; unpaid principal payments are bearing interest and penalties of prime plus 3%
plus 2%, interest due monthly and quarterly with principal due
through March 1997, secured by all assets of the Company               33,500,000       33,700,000

Notes payable to former owners of acquired laboratories,
currently in default, with interest rates ranging from 6.0% to
6.7%, with additional late charges of 3% and 6%, respectively, due monthly with principal due through July 1996; secured by
assets acquired from the related laboratories                           2,383,493        2,376,113

Notes payable for Accounts Payable vendors converted to notes, currently in default, with interest rates ranging from 8% to
12%, principal due in monthly and quarterly installments due
through April 1988                                                             --        1,047,767

Note payable to the City of Burbank, non-interest bearing, due annually through September 2005 (annual payments forgiven if
building is still occupied)                                               150,000          150,000

Capital lease obligations (Note 8)                                      1,442,455          850,935
                                                                     ------------     ------------
Liabilities subject to compromise in 1997                                      --      121,984,291


                      PHYSICIANS CLINICAL LABORATORY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                        February 28 (29),
                                                                                 ----------------------------
                                                                                  1996                1997
                                                                              ------------         ----------
 Note payable to related party, bearing interest at 10%,
 principal to be satisfied by issuance of 17% of issued and
 outstanding stock of reorganized company; secured by property,
 assets, and rights of any kind.                                                      --            5,000,000

 Note payable to the Internal Revenue Service, bearing interest at 9%, principal due in monthly installments of $5,301 through
 May 2002.                                                                            --              261,732

 Note payable bearing interest at 10%, principal due in monthly
 installments of $11,886 through May 1997                                             --               35,075

 Capital lease obligations (Note 8)                                                   --              618,189
                                                                              ------------         ----------
                                                                               124,835,424          5,914,996

 Less - Current installments                                                   123,880,031          5,283,687
                                                                              ------------         ----------
 Long-term debt, less current installments                                    $    955,393         $  631,309
                                                                              ============         ==========


                      PHYSICIANS CLINICAL LABORATORY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of February 28, 1997, the prime rate was 8.25%. All assets of the Company are pledged as collateral to secure its borrowings. The loan agreements with the Bank are conditional upon the Company's ongoing ability to comply with certain covenants. The covenants include the maintenance of specified working capital and debt-to-worth ratios.

The Company has been in default since September of 1995 with respect to principal and interest payments and certain covenants under its credit agreement with respect to approximately $80.9 million of secured indebtedness. The secured indebtedness under the Credit Agreement is classified as a Class 2 claim under the Plan. The Company has also been in default since September of 1995 with respect to interest payments on its $40 million 7.5% Convertible Subordinated Debentures due 2000 and the Note issued by the Company in connection with the acquisition of Medical Group Pathology Laboratory. The Debentures are classified as a Class 3 claim under the Plan. The Company does not have available cash or other cash resources available to cure the defaults under the Credit Agreement or the Indenture covering the Debentures, or otherwise to make interest or principal payments with respect to its debt obligations.

During the second quarter of fiscal 1996, the Company entered into negotiations for the restructuring of its bank debt. The negotiations resulted in the third and fourth amendment to its Credit Agreement with a group of banks led by Wells Fargo Bank National Association (the holders of the Company's debt obligations pursuant to the Credit Agreement hereinafter are referred to as the "Bank Group"). As a result of insufficient cash flows caused by, among other things, reductions in third party payor reimbursement rates, billing and collection problems and effects and changes in the health care industry, the Company was unable to make interest payments under its Credit Agreement due monthly since September 1995, each in the amount of approximately $660,000 (excluding penalties on unpaid amounts), principal amortization payments due on September 13, 1995 and October 6, 1995, each in the amount of $600,000, principal amortization payments due on November 3, 1995, December 29, 1995 and March 31, 1996, each in the amount of $1,200,000, principal amortization payments due on February 7, 1996, June 30, 1996, September 30, 1996, December 31, 1996 and March 31, 1997, each in the amount of $3.6 million. In addition, the Company failed to make four interest payments each in the amount of $1.5 million in respect of its Debentures due on August 15, 1995, February 15, 1996, August 15, 1996 and February 17, 1997, respectively. Failure to pay the interest with respect to the Debentures, as well as failure to timely pay principal and interest with respect to the loans under the Credit Agreement, constitute defaults under the Credit Agreement and the Indenture governing the Debentures. The deferred financing costs related to the Credit Agreement and the Debentures of $1,450,140 and $1,668,466 were written off as of August 31, 1995 and February 29, 1996, respectively. The costs associated with the Credit Agreement restructuring and write off of the deferred financing costs has been reflected in the statement of operations as Credit Restructuring costs.

As a result of the Company's failure to make principal and interest payments under its existing Lender Agreements, the Company and its Senior Lenders entered into the Third Amendment to the Credit Agreement in May 1995. In connection with the Third Amendment to the Credit Agreement, the lenders required the Company's guarantor, one of the Company's largest shareholders, to provide a guaranty of the Company's borrowings in the amount of $3.5 million. In
December 1996, the Company's guarantor paid the full amount of the guaranty to the Senior Lenders. This extraordinary item resulted in a net gain per common share of $.57.

On October 13, 1995, the Company was notified by the Nasdaq Stock Market Listing Qualification Committee (the "Listing Committee") that the Company's common stock would be removed from listing on the Nasdaq National Market but would be listed on the Nasdaq SmallCap Market due to the Company's inability to satisfy the Nasdaq National Market's net tangible assets requirement. The Company had been granted a temporary exception to the Nasdaq National Market's net tangible asset requirement, which exception expired on October 12, 1995. The Company's common stock began to trade on the Nasdaq SmallCap Market on Monday October 16, 1995. On October 25, 1995, the Listing Committee determined not to extend certain exceptions to the applicable listing requirements, and the Company's common stock was removed from trading on the Nasdaq SmallCap Market. The Company's common stock currently trades in the over-the-counter market.

                      PHYSICIANS CLINICAL LABORATORY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The removal of the Company's common stock from listing on the Nasdaq National Market System constituted a Redemption Event under the Company's Indenture governing its Debentures. Such Redemption Event required the Company to offer to repurchase the Debentures from the holders thereof at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any. Written notice of the occurrence of such Redemption Event was given to the registered holders of the Debentures on November 2, 1995, and no such holder perfected its right to redeem such Debentures within the period provided under the Indenture. In addition, under the terms of the Registration Rights Agreement between the Company and holders of the Debentures, the Company is obligated to maintain an effective registration statement covering the Debentures and the Company's common stock with respect to which the Debentures are convertible.

Maturities of long-term debt, excluding capital lease obligations, in each of the next five fiscal years are as follows:

             Year Ended
           February 28 (29),
           -----------------
                  1998                  $   126,210,043
                  1999                           45,542

                  2000                           49,843

                  2001                           54,549
                  2002                           59,701

               Thereafter                        10,485
                                        ---------------
                                        $   126,430,163
                                        ===============

The above table reflects maturities of long-term debt before the effects of changes under the Plan that will occur on the Effective Date. On the Effective Date, substantially all of the existing long-term debt will be replaced with $55 million of New Senior Notes and common stock of the New Company, as described in
Note 2.

On November 4, 1993, the Company entered into an interest rate swap with an investment bank. The swap is for $10,000,000 notional amount with a fixed rate of 4.5625% received by the Company and a floating rate paid by the Company at the six-month London Interbank Offered Rate (LIBOR). The rate adjustment dates are November 8 and May 8 each year and the payment dates are six months after the rate adjustment date. The swap contract expired November 8, 1996.

As of February 29, 1996 six month LIBOR was 5.297%. The Company did not make its May 8, 1995, November 8, 1995 and May 8, 1996 semi-annual payments of $76,684, $93,750 and $59,375 based upon six month LIBOR of 6.094% as of November 8, 1994, 6.061% as of May 8, 1995 and 5.75% as of November 8, 1995.
As of February 28, 1997 the fair value of this contract was a liability of the Company of approximately $150,000.

The Company entered into the swap to convert a portion of its fixed rate subordinated debentures to a variable rate. As such, the Company had been accruing the net payments to be made on the contract as an adjustment to interest expense.

                      PHYSICIANS CLINICAL LABORATORY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(6) LINE OF CREDIT:

The company has a line of credit with a financial institution which provides for maximum borrowings of $9,800,000 under the DIP Financing Facility bearing interest at prime plus 2%. As of February 28, 1997, $5,243,182 had been withdrawn on the line, and $4,556,818 was available to be withdrawn.
Immediately prior to the Effective Date, provided that no unwaived event of default exists under the DIP Financing Facility, any amounts available under the DIP Financing Facility will be borrowed by the Company so that the total outstanding principal balance thereunder is $9,800,000. On the Effective Date, all amounts owing under DIP Financing Facility will be forgiven without any payment by the Debtors or further action by any party. The line is secured by a first priority lien and security interest in all assets of the company.

(7) INCOME TAXES:

The provision (benefit) for income taxes consists of the following:

                                          Year Ended February 28 (29),
                          ----------------------------------------------------
                             1995                1996                1997
                          -----------        -----------        --------------
 Current--
   Federal                $(2,947,750)       $  (141,820)       $          --

   State                           --            (42,842)                  --
                          -----------        -----------        --------------
                           (2,947,750)          (184,662)                  --
 Deferred--

   Federal                    531,783         (1,043,396)                  --
   State                      226,855           (315,192)                  --
                          -----------        -----------        --------------
                              758,638         (1,358,588)                  --
                          -----------        -----------        --------------
                          $(2,189,112)       $(1,543,250)       $          --
                          ===========        ===========        ==============


The effective tax rate and statutory federal income tax rate are reconciled as follows:


                                                    Year Ended February 28 (29),
                                                 -------------------------------
                                                  1995         1996         1997
                                                 -----        -----        -----
 Federal statutory income tax rate               (34.0%)      (34.0%)      (34.0%)
 State franchise taxes, net of                    (6.1%)       (6.1%)       (6.1%)
   federal income tax benefit

 Change in valuation allowance                     5.8%        38.3%        40.1%

 Additional provision for
   intangible assets                               4.5%          --           --
 Other                                             1.7%        (0.2%)         --
                                                 -----        -----        -----
                                                 (28.1%)       (2.0%)         --%
                                                 =====        =====        =====

                      PHYSICIANS CLINICAL LABORATORY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


At February 28, 1997, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $76,670,000 and $38,370,000 respectively. The loss carryforwards expire between the years 1997 and 2012 for federal and state income tax purposes.

Significant components of the Company's deferred tax assets and liabilities for federal and state income taxes are as follows:

                                                       YEAR ENDED FEBRUARY 29 (28),
                                                     ------------------------------
                                                         1996                1997
                                                     ------------      ------------
 DEFERRED TAX (ASSETS)/LIABILITIES
 Current
   Accrued Expenses                                  $ (1,114,146)     $ (1,039,480)
   Bad Debt                                            (4,765,504)       (8,842,877)
   Prepaid Expenses                                        65,021          (282,184)
   Other                                                  499,304           214,915
                                                     ------------      ------------

 Total Current Deferred (Assets)/Liabilities           (5,315,325)       (9,949,626)
   Valuation Allowance                                  5,315,325         9,949,626
                                                     ------------      ------------

 Net Current Deferred (Assets)/Liabilities                     --                --

 Non-Current
   Amortization                                        (9,598,474)      (30,247,568)
   Depreciation                                          (448,365)         (843,566)
   Net Operating Loss                                 (15,037,165)      (29,190,589)
   Sec. 481(a) Cash to Accrual                             44,032                --
                                                     ------------      ------------
 Total Non-Current Deferred (Assets)/Liabilities      (25,039,972)      (60,281,723)

 Valuation Allowance                                   25,039,972        60,281,723
                                                     ------------      ------------
 Net Non-Current Deferred (Assets)/Liabilities                 --                --

 TOTAL NET DEFERRED (ASSETS)/LIABILITIES            $          --   $            --
                                                     ============      ============

As discussed in Note 2, the Company has filed petition for relief under Chapter 11 of the Federal Bankruptcy Laws. To the extent that the Company is insolvent, cancellation of indebtedness income arising from the Plan of Reorganization will be offset against the federal net operating losses. Additionally, as a result of the "change in ownership" provisions of the Tax Reform Act of 1986, a portion of any remaining federal net operating loss carryover may be subject to an annual limitation regarding their utilization against taxable income in future periods.

(8) LEASES:

The Company is obligated under capital leases for certain computer and laboratory equipment that expire at various dates during the next five years. Equipment under capital leases was $3,928,355 and $4,002,622, and related accumulated amortization was $2,218,837 and $2,913,010 as of February 29, 1996 and February 28, 1997.

The Company also leases its laboratories and patient service centers under operating leases expiring over various terms. Many of the monthly lease payments are subject to increases based on the Consumer Price Index from the base year.

                      PHYSICIANS CLINICAL LABORATORY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Beginning March 1, 1989, the Company began subletting one of its unoccupied facilities. The sublease term coincides with that of the remaining primary lease of eight years with rent for the year ended February 28, 1997 equal to $217,795 and subject to annual increases based on the Consumer Price Index not to exceed 10% per year.

The Company also leases remote draw station space, several automobiles and other equipment, which have been classified as operating leases and expire over the next 9 years. Many of the draw station leases have renewal options and monthly lease payment subject to annual increases.

Future minimum lease payments under noncancelable operating leases and the present value of future minimum capital lease payments as of February 28, 1997 are:

                        Year Ended                     Capital               Operating
                    February 28 (29),                   Leases                Leases
                    -----------------                   ------                ------
                           1998                   $         772,117      $      2,778,390
                           1999                             569,517             1,790,159
                           2000                             309,002             1,057,639

                           2001                               --                  223,408
                           2002                               --                   81,849

                        Thereafter                            --                   42,050
                                                  -----------------      ----------------
            Total minimum lease payments                  1,650,636      $      5,973,495
                                                                         ================

            Less -- Amount representing
            Interest (at rates ranging from
            7.2% to 20.7%)                                  181,512
                                                  -----------------
            Present value of net minimum
            capital lease payments                $       1,469,124
                                                  =================



Total rental expense under operating leases was $7,178,089, $10,199,909 and $6,113,445 for fiscal years 1995, 1996 and 1997, respectively.

                      PHYSICIANS CLINICAL LABORATORY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(9) RELATED PARTY TRANSACTIONS:

The Company provides laboratory and computer services to certain of its stockholders (and their affiliated entities). Laboratory and computer service charges are billed to and paid by the stockholders at negotiated rates. The following laboratory and computer service revenue was billed by the Company to stockholders (and their affiliated entities).

                                                   Year Ended February 28 (29),
                                             ----------------------------------------
                                                1995            1996          1997
                                             ----------     ----------     ----------
 Laboratory and computer service
   revenue from stockholders                 $3,546,012     $3,562,950     $2,407,989
                                             ==========     ==========     ==========


Amounts due from stockholders and included in accounts receivable were as follows:


                                                            February 29 (28),
                                                         -----------------------
                                                            1996          1997
                                                         --------       --------
 Amounts due from stockholders                           $476,923       $322,964
                                                         ========       ========


The Company received management services from Diagnostic Pathology Medical Group, Inc. (DPMG), a stockholder of the Company. The services of certain management personnel were provided to the Company for management fees at a cost of $326,000, $256,253 and $104,010 for fiscal years 1995, 1996 and 1997, respectively.

In addition, the Company received professional services from the former owners of certain of its acquisitions. Professional service fees paid in connection with the related professional service agreements were $550,000, $188,000 and $9,333 in fiscal years 1995, 1996 and 1997, respectively.

                      PHYSICIANS CLINICAL LABORATORY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The Company occasionally uses the specialized laboratory services of one of its owners and several of its owners' stockholders. Most of these services are billed to the Company at negotiated discounts from the billing entities' customary charges. Amounts billed to the Company were as follows:

                                                 Year Ended February 28 (29),
                                              ----------------------------------
                                                 1995         1996         1997
                                              --------     --------     --------
 Billings from stockholders                   $362,851     $391,926     $326,920
                                              ========     ========     ========

The Company has loaned the President and CEO funds at various times as follows:



                  Date                        Interest Rate           Amount
             --------------                 -----------------       ----------
             October 1990                          10%              $ 50,000

             October 1993                           7%               150,000

             August 1994                            7%               150,000
                                                                     -------
             Total outstanding as of February 28, 1997              $350,000
                                                                    ========

As of February 28, 1997, no payments have been received.

The Company also leases draw station space and purchases other services and various supplies from several of its stockholders. The total amount paid by the Company for these items was $123,944, $97,137 and $26,691 for fiscal years 1995, 1996 and 1997, respectively.

                      PHYSICIANS CLINICAL LABORATORY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(10) EMPLOYEE BENEFIT PLAN:

As of January 1, 1989, the Company adopted a 401(k) profit sharing plan under which employees may contribute between 1% and 20% of their annual compensation to the Plan. A minimum of 90 days of service is required prior to participation in the Plan by an employee. On April 30, 1990, the plan was amended to provide that the Company would contribute 50% of employee contributions up to 6% of their annual gross compensation for those employee who have at least one full year of service. The Company contribution to the 401(k) plan was discontinued effective December 31, 1995. The Company contributed $398,906 and $288,219 in fiscal years 1995 and 1996, respectively.

(11) STOCK OPTION PLAN AND WARRANTS:

STOCK OPTION PLAN

In March 1992 and February 1994, the Board of Directors adopted and the stockholders of the Company subsequently approved two separate stock option plans (the "1992 Plan" and the "1994 Plan," respectively and together, the "Stock Option Plans"). These Stock Option Plans provide for the granting to employees and directors of nonqualified stock options to purchase authorized but unissued common stock. The maximum number of shares that may be sold under the 1992 Plan and the 1994 Plan is 590,649 and 300,000, respectively, subject to anti-dilution adjustments. The Board of Directors has designated the Compensation Committee to administer the Stock Option Plans. The Committee is empowered to designate the employees who will receive options and to determine the number of shares, vesting schedule, option price (which may not be less than 85% of the fair market value of the optioned shares), and option term (which may not exceed ten years except in limited circumstances). Options may provide for payment of the option price in cash, by application of vested deferred compensation credits, or by the surrender of shares owned by the optionee for more than one year. Options are not transferable except upon death and may be exercised during the lifetime only by the optionee or his legal representative. Options will terminate 180 days or 270 days after termination of the optionee's employment under the 1992 Plan and the 1994 Plan, respectively, or two years after permanent disability or death. The Board of Directors may amend the Stock Option Plan in any respect. The Committee may modify outstanding options or may accept the cancellation of existing options in return for the grant of new options (which may be for the same or a different number of shares and specify the same or a different option price). No option may be granted under the 1992 Plan or the 1994 Plan after July 28, 2002, or January 12, 2004, respectively.

In connection with the acquisition of MGPL, PCLG and San Joaquin Diagnostic Laboratories (SJDL), options were granted under a plan (the "Acquisition Stock Option Plan") separate from the 1992 Plan and the 1994 Plan. The Stock Option Plans are classified as class 9 claims under the Plan.

                      PHYSICIANS CLINICAL LABORATORY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

STOCK OPTIONS OUTSTANDING

                                         1992        1994      Acquisition     Total            Option
                                         Plan        Plan         Plan        Options           Price
                                        ------------------------------------------------------------------
 Outstanding at February 28, 1994       564,645      36,667       50,842     652,154        $5.50 - $14.25

 Granted                                188,000      30,000           --     218,000        $8.88 - $11.50

 Exercised                               (7,500)         --           --      (7,500)           $5.50

 Forfeited                              (15,000)         --           --     (15,000)      $10.25 - $11.50

 Expired                                     --          --      (26,035)    (26,035)           $14.25
                                        ------------------------------------------------------------------



 Outstanding at February 28, 1995       730,145      66,667       24,807     821,619        $5.50 - $14.25

 Granted                                 10,000          --           --      10,000            $4.25

 Forfeited                              (94,845)         --           --     (94,845)       $5.50 - $11.50
                                        ------------------------------------------------------------------

 Outstanding at February 29, 1996
 and February 28, 1997                  645,300      66,667       24,807     736,774        $5.50 - $11.50




ADDITIONAL INFORMATION REGARDING STOCK OPTIONS:



                                        2/28/95     2/29/96      2/28/97
                                        --------------------------------
 Authorized shares                      941,491     941,491      941,491

 Shares available for granting          119,872     204,717      204,717

 Exercisable shares                     293,683     372,787      451,891



In addition to the shares reflected above, 5,000 options each were granted to each member of the Board of Directors, subject to shareholder approval. The exercise price of these options will be 85% of the greater of the market price of the Company's common stock on November 14, 1994 and the price on the date of shareholder approval.

WARRANTS

In connection with a revision to the Company's Credit Agreement with the Bank Group (the Third Amendment), two warrants were issued to Sutter Health in exchange for a guaranty of $3,500,000 of borrowings from the Bank Group. In December 1996, Sutter Health paid the $3,500,000 guaranty as the Company was in default of the Credit Agreement.

                      PHYSICIANS CLINICAL LABORATORY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In exchange for the guaranty, Sutter Health received a warrant to purchase up to 1,200,000 shares of the Company's common stock (Warrant A) and a second warrant to purchase up to 300,000 shares of the Company's common stock (Warrant
B).  The exercise prices of Warrant A are as follows:

         Tranche 1:       125,000 shares at $4.2219 per share
         Tranche 2:       687,500 shares at $5.1266 per share
         Tranche 3:       387,500 shares at $5.1266 per share

Tranches 1 and 2 became exercisable May 10, 1995. Tranche 3 became exercisable June 10, 1995.

Warrant B became exercisable as of June 10, 1995. Rights to purchase shares under Warrant B may be exercised under the same terms as Tranche 3. Both warrants expired 90 days from the expiration date of the guaranty.

(12) EMPLOYEE STOCK PURCHASE PLAN:

In March 1993, the Board of Directors adopted, and the shareholders approved, an employee stock purchase plan ("ESPP") which provide employees of the Company with an opportunity to purchase common stock of the Company at 85% of fair market value through payroll deductions. The maximum number of shares that may be sold under the ESPP is 225,000 subject to adjustments upon changes in capitalization of the Company. During fiscal 1995, 1996 and 1997, 13,603, 5,378 and 38,332 shares respectively of Common Stock were purchased through this plan for $111,623, $24,090 and $34,279, respectively. The Board of Directors has designated the Compensation Committee to administer the ESPP. On February 29, 1996 198,883 shares were available to be granted under the plan. The ESPP was discontinued effective June 30, 1996.

(13) EMPLOYMENT AGREEMENT:

The Company's CEO entered into an employment agreement with the Company with a term expiring on February 28, 1999, which provides for his employment as Chief Executive Officer. This agreement provides for a base salary of $375,000 annually and for quarterly bonuses of up to 3% of pre-tax net profits dependent on the achievement of pre-tax net profit and other performance objectives. The Company may terminate the agreement before the end of its term if certain performance objectives have not been achieved. The Company may also terminate the agreement without any cause by providing severance pay equal to two times current base salary plus bonus for the four preceding quarterly periods.

The CEO also entered into two compensation agreements with the Company. Under one of these agreements, the CEO received the sum of $155,000 in cash on March 1, 1992, representing payment of accrued deferred compensation, and an additional deferred compensation credit of $100,000 that may be applied only to offset the purchase price of stock options awarded to the CEO which are described in Note 9.

Under the other agreement, a deferred compensation account in the amount of $1,855,000 was established for the CEO which vests at the rate of one seventh on March 1 in each of the years 1993 through 1999. The vested portion, in general, may be applied only to offset the purchase price of stock options granted to the CEO. If, on any March 1 vesting date, the fair market value of the Company is determined to be less than $40 million, the vesting schedule is delayed by one year.

Under the Plan, all employment contracts or agreements between the CEO and the Company will be treated as a single Class 5 claim, in an allowed amount not exceeding $390,000.

                      PHYSICIANS CLINICAL LABORATORY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(14) LEGAL PROCEEDINGS:

As discussed previously, on November 8, 1996 (Petition Date), the Company and its subsidiaries commenced reorganization cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court. Under chapter 11, actions to enforce certain claims against the Company are stayed if the claims arose, or are based on, events that occurred on or before the Petition Date. The ultimate terms of settlement of these claims will be determined in accordance with the terms of the Plan confirmed by the Bankruptcy Court on April 18, 1997.

Prepetition claims that were contingent, unliquidated, or disputed as of the Petition Date, including, without limitation, those that arise in connection with rejection of executory contracts or unexpired leases, may be allowed or disallowed depending on the nature of the claim. Such claims may be fixed by the Bankruptcy Court or otherwise settled or agreed upon by the parties and approved by the Bankruptcy Court.

Described below are certain legal proceedings involving the Company that were in existence as of the Petition Date. All such proceedings have been stayed pursuant to section 362 of the Bankruptcy Code, and can only proceed with the approval of the Bankruptcy Court. As a general matter, the treatment of claims arising prior to the Petition Date, including claims on account of litigation,
will be determined and paid pursuant to the terms of the Plan.   The Plan
provides that following the Effective Date, such prepetition litigation, as well as postpetition litigation involving claims based upon prepetition events, will become subject to a permanent injunction. The Plan further provides that the Company, the reorganized Company or the Committee may resolve or adjudicate the amount of a prepetition litigation claim in the manner in which such claim would have been resolved if the Company had not instituted the Bankruptcy Cases. Additionally, the Bankruptcy Court may enter orders modifying the automatic stay and/or permanent injunction to permit certain matters to continue to be prosecuted in the courts or before arbitrators where or before whom such matters are pending, generally for the purpose of pursuing payment of such claims as are insured from third-party insurers. Because of the bankruptcy proceedings, the Company's financial exposure with respect to the prepetition litigation claims set forth in actions currently pending against the Company is limited by the Plan and should not have a material financial impact on the Company.

A dispute has arisen between the Company and Medical Group Pathology Laboratory, Inc. ("MGPL"), the seller of the Santa Barbara facility which the Company acquired in 1992 (Acquisition), relating to the payment obligations under the Agreement of Purchase and Sale of Assets between the Company and MGPL. The Company and MGPL have been unable to reach successful negotiations with respect to this matter. On November 8, 1995, MGPL commenced an action (Litigation) against the Company in the Superior Court of the State of California, Santa Barbara County, captioned Medical Group Pathology Laboratory, Inc. v. Physicians Clinical Laboratory, Inc. (Case No. 210318). The complaint alleges breach of the promissory note executed by the Company in connection with the Acquisition and failure to pay amounts due thereunder equalling $1,169,505 plus interest and late fees, and seeks compensatory damages in the amount of sums allegedly due, in addition to unspecified general damages and attorney's fees. In December, 1995, a default was entered against the Company in the Litigation. The Company has no substantive defenses to the Litigation. The Company was able to have the default set aside before a judgment was entered in connection therewith. As of the Petition Date (at which time the Litigation was stayed), a standstill agreement with MGPL was in effect, pursuant to which the parties agreed to attempt in good faith to determine the precise amount owed to MGPL by the Company under the MGPL Agreement. As of February 28, 1997, the outstanding principal amount of the Note issued by the Company to MGPL in connection with the MGPL Agreement was $890,107.

On June 20, 1996, suit was filed against the Company in the Superior Court of Sacramento under the caption Maintenance Management Corporation v. Physicians Clinical Laboratory, Inc., Case No. 96AS03171. This lawsuit relates to a management contract entered into among the Company and the plaintiff therein, and alleges breach of contract and fraudulent and negligent misrepresentation. The complaint seeks compensatory damages in excess of

                      PHYSICIANS CLINICAL LABORATORY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

$3.0 million, interest and expenses, as well as exemplary damages. However, based upon the facts presently known to the Company, it does not believe that the merits of these claims, if any, justify the amount of damages sought, and the Company does not believe that this lawsuit, if adversely determined, would have a material adverse effect on the financial condition of the Company.

In the ordinary course of business, several lawsuits have been filed against the Company by former employees alleging, among other things, employment discrimination and harassment, fraud, wrongful (including retaliatory) discharge in violation of public policy, and related claims, including intentional and negligent infliction of emotional distress, loss of consortium, breach of contract and breach of the covenant of good faith and fair dealing.
A number of such suits include claims against current employees of the Company. Any existing indemnification arrangements between any such employees and the Company with respect to such claims are subject to the terms of the Plan as prepetition claims, as described above.

Additionally, several lawsuits have been filed against the Company by former patients alleging medical malpractice and requesting punitive damages. Notwithstanding the limitations on the Company's liability exposure resulting from the bankruptcy proceedings, as described above, the Company does not expect these matters, either individually or in the aggregate, to have a material adverse effect on the financial condition of the Company. Moreover, the Company believes that its insurance policies may cover some or all judgments against the Company, if any, in these matters.

To date, the Company has not experienced any significant liability with respect to such claims.

         Postpetition Litigation

On or about January 22, 1997, Taylor R. McKeeman, the Company's former Vice President for Laboratory Operations, filed a Request for Payment of Administrative Expense with respect to a prepetition Separation Agreement between the Company and Mr. McKeeman. Under the Separation Agreement, Mr. McKeeman is entitled to receive a severance payment in the event he is terminated after a "Change in Control" occurs, as such term is defined in the Separation Agreement. This request was denied by order of the Bankruptcy Court, entered on March 19, 1997, because (i) no Change in Control occurred prior to the termination of Mr. McKeeman's employment and (ii) any claim of Mr. McKeeman against the Company's bankruptcy estates arising out of the Separation Agreement constitutes a prepetition claim. Mr. McKeeman filed a notice of appeal on or about March 5, 1997. If Mr. McKeeman were to prevail on appeal, the Company would incur an administrative claim against their estates in the approximate amount of $300,000.

         Regulatory Investigation

         In April of 1997, the Company received a subpoena to furnish certain documents to the United States Department of Defense ("DOD") with respect to the Company's Civilian Health and Medical Program of Uniformed Services ("CHAMPUS") billing practices. The Company has produced and will continue to produce documents in response to the DOD's subpoena. In late May 1997, the Company was notified that its Medicare and Medi-Cal billing practices also were undergoing review by the United States Department of Health and Human Services ("HHS"), and in early June of 1997, the Company received a subpoena to furnish certain documents to HHS in connection with such review. The Company is cooperating with DOD and HHS in such investigations. The Company believes that these investigations may be similar to investigations being conducted by DOD and HHS with respect to the billing practices of the clinical laboratory testing industry. The Company further believes that these investigations are in their early stages. There can be no assurance that the result of such investigations as they relate to the Company would not subject the Company to significant civil or criminal liability (which could include substantial fines, penalties or forfeitures, and mandatory or discretionary exclusion from participation in Medicare, Medi-Cal and other government funded healthcare programs), which could have a material adverse effect on the financial condition of the Company.

(15) ACQUISITIONS AND INTANGIBLE ASSETS:

In February 1997, the Company purchased 100% of the common stock of MSI from Nu-Tech for $7,643,183.

                      PHYSICIANS CLINICAL LABORATORY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company accounted for the transaction using the purchase method of accounting and has included MSI in the accompanying financial statements. There is no operating activity of MSI included in the statement of operations of the Company for the year ended February 28, 1997. Pro forma results of operations are as follows for the year ended February 28 (29):

                                 Year Ended February 28 (29),
                               --------------------------------
                                   1996                1997
                               -------------      -------------
                                (Unaudited)
 Net revenue                   $ 105,093,420      $  75,125,077

 Net loss                      $ (81,920,908)     $(102,004,130)

 Net loss per common share     $      (13.58)     $      (16.82)